UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2012 (Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2012, Paul Seavey was appointed Senior Vice President of Finance and Treasurer of Equity LifeStyle Properties, Inc. (the “Company”). In this role Mr. Seavey, age 43, will direct the finance and accounting functions of the Company. The Company’s Chief Accounting Officer, Thomas Novosel, reports to Mr. Seavey. Mr. Seavey has served as the Company’s Vice President and Treasurer since January 2006 and was Vice President – Financial Planning of the Company from January 2002 to January 2006. Mr. Seavey has been employed with the Company since 1994. Mr. Seavey most recently led the effort to raise debt and equity capital associated with the Hometown America transaction.

On May 8, 2012, Martina Linders was appointed Vice President of Investor Relations and Financial Planning. In this role Mrs. Linders, age 43, will direct the investor relations and budgeting functions for the Company. Mrs. Linders has served as the Company’s Vice President of Tax and Accounting since January 2006 and was Vice President of Tax from January 2005 to January 2006. Mrs. Linders has been employed with the Company since 1993.

Both Mr. Seavey and Mrs. Linders report to Marguerite Nader, the Company’s Chief Financial Officer.

Furthermore, on May 10, 2012, Mrs. Nader was appointed President in addition to her current role as Chief Financial Officer reporting to Chief Executive Officer Thomas Heneghan. Mrs. Nader, age 43, has served as Executive Vice President and Chief Financial Officer since December 2011. Mrs. Nader was Executive Vice President – New Business Development from February 2011 to December 2011; Executive Vice President – Sales and Marketing from February 2009 to February 2011; and Senior Vice President of New Business Development from January 2007 to February 2009. Mrs. Nader has been employed with the Company since 1993.

Item 8.01	Other Events

On May 8, 2012, The Board of Directors of Equity LifeStyle Properties, Inc. (NYSE:ELS) declared a dividend of $0.4375 per share, representing, on an annualized basis, a dividend of $1.75 per common share. The dividend will be paid on July 13, 2012 to stockholders of record on June 29, 2012. The Company’s Board of Directors also declared a dividend of $0.502125 per share on the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (NYSE:ELSPrA), representing, on an annualized basis, a dividend of $2.0085 per preferred share. The dividend will be paid on June 29, 2012 to stockholders of record on June 18, 2012.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,081 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Thomas Heneghan
Thomas Heneghan
Chief Executive Officer

By:	/s/ Marguerite Nader
Marguerite Nader
President and Chief Financial Officer

Date: May 11, 2012